CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our reports dated March 13, 2001, accompanying the consolidated financial statements and schedules included in the Annual Report of e-VideoTV, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of e-VideoTV, Inc. on Form S-8 (effective July 5, 2001).


                                       /s/ Grant Thornton, Chartered Accountants
                                       -----------------------------------------
                                       Grant Thornton, Chartered Accountants


Vancouver, British Columbia, Canada

July 5, 2001



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